Exhibit 99.1

Immersion Corporation Plans to Divest Its 3D Business

SAN JOSE, Calif.--(BUSINESS WIRE)--November 17, 2008--Immersion Corporation (NASDAQ: IMMR), the leading developer and licensor of touch feedback technology, today announced that it will divest its 3D line of business.

"Immersion’s global strategy is now focused on the largest and most potent growth markets in our portfolio, our medical and touch lines of business, and as a result we will divest our 3D line of business,” said Clent Richardson, Immersion’s president and CEO. “This decision was made following an exhaustive review of our strategy, key assets, core competencies, business operations, growth market opportunities and global aspirations. The divestiture of our 3D line of business will allow us to properly align our priorities, resources and energy as well as strengthen our focus on capturing the substantial and well recognized growth opportunities in the areas of medical and touch in markets around the world.”

Immersion’s 3D line of business consists of a variety of products in the areas of 3D digitizing, 3D measurement and inspection, and 3D interaction, supported by a strong global reseller network. Products include MicroScribe® digitizers, CyberGlove® family of products that capture motion and manipulate objects in virtual reality, and a SoftMouse® 3D positioning device. The products are used in a variety of end-markets worldwide including computer modeling, part inspections, reverse engineering, virtual design and prototyping, motion capture, animation, mapping, GIS surveys, and other applications.

“We expect to conclude this process in the first quarter of 2009. While we are not providing any financial projections relative to this matter, we anticipate that we will realize a reduction in operating expenses once we have transitioned out of this line of business,” said Stephen Ambler, Immersion’s chief financial officer.

Parties interested in the purchase of the 3D line of business may contact Kevin Gorey at kgorey@immersion.com.

About Immersion (www.immersion.com)

Founded in 1993, Immersion Corporation is the recognized leader in developing, licensing, and marketing digital touch technology and products. Using Immersion’s advanced touch feedback technology electronic user interfaces are more compelling, entertaining, and in many applications, safer and more productive. Immersion’s technology has helped manufacturers develop innovative and creative solutions for products such as hundreds of video games and leading video console gaming systems, medical training simulators installed around the world, driver controls for automotive manufacturers, and mobile phones, such as those from LG and Samsung. Immersion’s patent portfolio includes over 700 issued or pending patents in the U.S. and other countries.

Forward-looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including any statements of the plans, strategies, and objectives of management relating to the divestiture of the 3D line of business; any statements of the plans, strategies, and objectives of management for future operations; any projections of earnings, revenues, expense savings, accounting charges or other financial matters; any statements concerning consumer products or consumer and market acceptance of force feedback products in general; and any statement or assumptions underlying any of the foregoing. Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with our business which include, but are not limited to, a delay in or failure to execute the plans, strategies, and objectives of management relating to the divestiture of the 3D line of business, a delay in or failure to achieve commercial demand for our products or a delay in or failure to achieve the acceptance of force feedback as a critical user experience.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in our most current Form 10-Q, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect our beliefs and predictions as of the date of this release. We disclaim any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, the Immersion logo, and MicroScribe, CyberGlove and SoftMouse are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

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